UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 18, 2015

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Fourth Floor, Connaught House,

1 Burlington Road, Dublin 4, Ireland

(Address of principal executive offices, including zip code)

011-353-1-634-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 18, 2015, Jazz Pharmaceuticals Public Limited Company, a public limited company organized under the laws of Ireland (“Jazz Pharmaceuticals”), Jazz Securities Limited, a Section 110 company organized under the laws of Ireland (the “Lead Borrower”), Jazz Pharmaceuticals, Inc., a Delaware corporation (the “U.S. Borrower”), Jazz Financing I Limited, a company organized under the laws of Ireland (“Jazz Financing”) and Jazz Pharmaceuticals Ireland Limited, a company organized under the laws of Ireland (“Jazz Ireland” and together with the Lead Borrower, the U.S. Borrower and Jazz Financing, the “Borrowers” and each, a “Borrower”), entered into a Credit Agreement (the “Credit Agreement”) with the lenders from time to time party thereto and Bank of America, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”), Administrative Agent, Swing Line Lender and L/C Issuer.

The Credit Agreement provides for (i) a five-year $750 million term loan facility (the “Term Loan Facility”), which was drawn in full at closing, and (ii) a five-year revolving credit facility of $750 million (the “Revolving Credit Facility”), of which $160 million was drawn at closing. The Revolving Credit Facility includes a $25 million swing line loan subfacility and a $25 million letter of credit subfacility.

The Lead Borrower used the proceeds from initial borrowings under the Credit Agreement to repay loans under that certain Credit Agreement, dated as of June 12, 2012 (as amended by Amendment No. 1, dated as of June 13, 2013, and Amendment No. 2, dated as of January 23, 2014), among the U.S. Borrower, Jazz Pharmaceuticals, certain subsidiaries of Jazz Pharmaceuticals party thereto, the lenders party thereto and Barclays Bank PLC, as administrative agent, collateral agent, letter of credit issuer and swing line lender (the “Existing Credit Agreement”), and to pay related fees and expenses. The Borrowers expect to use future loans under the Revolving Credit Facility, if any, for general corporate purposes, including potential business development activities. Upon the repayment of loans under the Existing Credit Agreement, the Existing Credit Agreement was terminated.

Loans under the Term Loan Facility and Revolving Credit Facility bear interest, at the applicable Borrower’s option, at a rate equal to either (a) the LIBOR rate, plus an applicable margin ranging from 1.50% to 2.25% per annum, based upon the secured leverage ratio (as defined in the Credit Agreement), or (b) the prime lending rate, plus an applicable margin ranging from 0.50% to 1.25% per annum, based upon the secured leverage ratio (as defined in the Credit Agreement).

The Borrowers’ obligations under the Credit Agreement and any hedging or cash management obligations entered into with a lender are guaranteed by Jazz Pharmaceuticals and each of Jazz Pharmaceuticals’ existing and subsequently acquired or organized direct and indirect subsidiaries (other than, among other exceptions, certain immaterial subsidiaries, subsidiaries whose guarantee would result in material adverse tax consequences and subsidiaries whose guarantee is prohibited by applicable law). Jazz Pharmaceuticals, the Borrowers and such guarantors are collectively referred to in this Current Report on Form 8-K as the “Loan Parties.”

The Loan Parties’ obligations under the Credit Agreement are secured, subject to customary permitted liens and other agreed upon exceptions, by a perfected security interest in (a) all tangible and intangible assets of the Loan Parties, except for certain excluded assets, and (b) all of the equity interests of the subsidiaries of the Loan Parties held by the Loan Parties (limited, in the case of the voting equity interests of certain foreign subsidiaries and certain domestic subsidiaries that hold no assets other than equity interests of foreign subsidiaries, to 65% of the voting equity interests of such subsidiaries).

The Borrowers are permitted to make voluntary prepayments at any time without payment of a premium or penalty. The Lead Borrower is required to make mandatory prepayments of outstanding indebtedness under the Credit Agreement (without payment of a premium) with (a) net cash proceeds from certain non-ordinary course asset sales (subject to reinvestment rights and other exceptions), (b) casualty proceeds and condemnation awards (subject to reinvestment rights and other exceptions), and (c) net cash proceeds from issuances of debt (other than certain permitted debt). Loans under the Term Loan Facility will amortize in quarterly installments, equal to 5.00% per annum of the original principal amount thereof during the first two years, which shall increase to 7.50% per annum during the third year, 10.00% per annum during the fourth year and 12.50% per annum during the fifth year, with the remaining balance payable on June 18, 2020.

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to Jazz Pharmaceuticals and its consolidated subsidiaries, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness and dividends and other distributions. The Credit Agreement contains financial covenants that require Jazz Pharmaceuticals and its restricted subsidiaries to (a) not exceed a maximum secured net leverage ratio or (b) not fall below a cash interest coverage ratio.

Events of default under the Credit Agreement include: (a) the failure by any Borrower to timely make payments due under the Credit Agreement; (b) material misrepresentations or misstatements in any representation or warranty by any Loan Party when made; (c) the failure by any Loan Party to comply with the covenants under the Credit Agreement and other related agreements; (d) certain defaults under a specified amount of other indebtedness of Jazz Pharmaceuticals or its subsidiaries; (e) insolvency or bankruptcy-related events with respect to Jazz Pharmaceuticals, the Borrowers or any material restricted subsidiary; (f) certain judgments against either Jazz Pharmaceuticals or any of its restricted subsidiaries; (g) certain ERISA-related events reasonably expected to have a material adverse effect on Jazz Pharmaceuticals and its subsidiaries taken as a whole; (h) the failure by the collateral documents to create a valid and perfected security interest in any material portion of the collateral purported to be covered thereby; (i) any material provision of any loan document ceasing to be, or being asserted by Jazz Pharmaceuticals or any of its restricted subsidiaries not to be, valid, binding and enforceable, or a denial in writing by Jazz Pharmaceuticals or any of its restricted subsidiaries of any further liability under the loan documents; and (j) the occurrence of a change in control with respect to Jazz Pharmaceuticals. If one or more events of default occurs and continues, the administrative agent may, with the consent of the lenders holding a majority of the loans and commitments under the facilities, or will, at the request of such lenders, terminate the commitments of the lenders to make further loans and declare all of the obligations of the Loan Parties under the Credit Agreement to be immediately due and payable. If any bankruptcy event of default described in clause (e) above occurs, the commitments will be terminated and the obligations of the Loan Parties under the Credit Agreement will become due and payable automatically without any action by the administrative agent or the lenders.

The foregoing description of the Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

See Item 1.01 above and the description of the Existing Credit Agreement contained in Item 2.03 in the Form 8-K filed with the Securities and Exchange Commission by Jazz Pharmaceuticals on January 23, 2014, each of which is incorporated by reference herein. The preceding sentence and the description in Item 1.01 with respect to the Existing Credit Agreement are not intended to be complete and are qualified in their entirety by reference to the full text of the Existing Credit Agreement, which was filed as Exhibit 10.32 to Jazz Pharmaceuticals’ annual report on Form 10-K for the period ended December 31, 2013, as filed with the Securities and Exchange Commission on February 25, 2014.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of June 18, 2015, among the Jazz Pharmaceuticals Public Limited Company, Jazz Securities Limited, Jazz Pharmaceuticals, Inc., Jazz Financing I Limited, Jazz Pharmaceuticals Ireland Limited, the lenders party thereto and Bank of America, N.A., as Collateral Agent, Administrative Agent, Swing Line Lender and L/C Issuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Suzanne Sawochka Hooper
Name:	Suzanne Sawochka Hooper
Title:	Executive Vice President and General Counsel

Date: June 18, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated as of June 18, 2015, among the Jazz Pharmaceuticals Public Limited Company, Jazz Securities Limited, Jazz Pharmaceuticals, Inc., Jazz Financing I Limited, Jazz Pharmaceuticals Ireland Limited, the lenders party thereto and Bank of America, N.A., as Collateral Agent, Administrative Agent, Swing Line Lender and L/C Issuer.